UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 1, 2011

GLOBAL PHARM HOLDINGS GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-152286	20-8767223
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

25/F New World Center, No. 6009 Yitian Road, Futian District, Shenzhen,
People’s Republic of China
(Address of Principal Executive Offices)

Registrant's telephone number, including area code:  86-755-83230226

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01  OTHER EVENTS

On April 29, 2011, the Board of Directors of Global Pharm Holdings Group, Inc., a Delaware corporation (“Global Pharm” or the “Company”) appointed Mr. Yanliang Song as Vice President in charge of operations of Global Pharm for a term of three years, effective May 1, 2011, thereby increasing the number of Global Pharm executive officers from three to four. In addition, on May 1, 2011, the Company entered into an employment agreement with Mr. Yanliang, a copy of which is filed hereto as Exhibit 10.1.

Mr. Song has had over 15 years of experience in the pharmaceutical industry. He has served as the general manager at various companies in the pharmaceutical industry from 1999. In addition, from November 2005 to the present, Mr. Song has served as the chairman/general manager of Shandong Global Pharm Co., Ltd., formerly known as Shandong Yaoyuan Pharmaceutical Co., Ltd., which is currently one of our operating subsidiaries. Mr. Song obtained a Pharmaceutical Industrial MBA degree from Renmin University of China in 2008. He obtained a Bachelor degree in Business Administration from China Northern University of Technology in 2002, and obtained an Associate degree on Traditional Chinese Medicine from Shandong University of Traditional Chinese Medicine in 1995.

Attached hereto as Exhibit 99.1 is the Press Release announcing the appointment of Mr. Song as an executive officer of the Company.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit 10.1 — Employment Agreement between the Company and Yanliang Song, effective May 1, 2011.

Exhibit 99.1 — Press Release dated May 4, 2011 announcing the appointment of Yanliang Song as an executive officer of the Company.

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 4, 2011	Global Pharm Holdings Group, Inc.

By:	/s/ An Fu
An Fu
Chief Financial Officer